EXHIBIT 32.1
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Hill-Rom Holdings, Inc. (the “Company”) on Form 10-K for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter H. Soderberg, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Peter H. Soderberg Peter H. Soderberg
President and Chief Executive Officer
November 26, 2008
A signed original of this written statement required by Section 906 has been provided to Hill-Rom Holdings, Inc. and will be retained by Hill-Rom Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.